Dwayne A. Moyers
4800 Overton Plaza, Suite 300
Fort Worth, Texas 76109
817-731-9559
June 30, 2007
To the Board of Directors of
Xponential, Inc.
Gentlemen:
     I hereby resign as Chief Executive Officer and Vice President of Xponential, Inc. effective immediately.
     My resignation is not the result of any disagreement with Xponential, Inc. on any matter relating to its operations, policies or practices.
     I look forward to continuing my relationship with Xponential, Inc. as a member of the Board.

Yours very truly,
/s/ Dwayne A. Moyers

Dwayne A. Moyers